UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01 Entry Into a Material Definitive Agreement

On December 19, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Bancorp Rhode Island, Inc. (the “Registrant”) entered into a Letter Agreement (the “Letter Agreement”) and Securities Purchase Agreement — Standard Terms (the “Securities Purchase Agreement”), pursuant to which the Registrant issued to the United States Department of the Treasury (“Treasury Department”) 30,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Preferred Shares”), having a liquidation amount per share equal to $1,000 per share, for a total price of $30 million. As part of its purchase of the Preferred Shares, the Treasury Department also received a warrant (the “Warrant”) to purchase 192,967 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”) at an initial per share exercise price of $23.32. Copies of the Letter Agreement with the Securities Purchase Agreement attached thereto and Warrant are attached hereto as Exhibits 10.1 and 4.2, respectively, and are incorporated herein by reference.

Cumulative Dividends on the Preferred Shares will accrue at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Registrant may not redeem the Preferred Shares during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Certificate of Designations described in Item 5.03). After three years, the Registrant may, at its option, redeem the Preferred Shares at 100% of the issue price plus any accrued and unpaid dividends. The Preferred Shares are generally non-voting except in connection with class voting rights on (i) any authorization or issuance of shares ranking senior to the Preferred Shares, (ii) any amendment to the rights of the Preferred Shares or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Preferred Shares. Prior to December 19, 2011, unless the Registrant has redeemed the Preferred Shares or the Treasury Department has transferred the Preferred Shares to a third party, the consent of the Treasury Department will be required for in order for the Registrant to increase its Common Stock dividend or repurchase Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Common Stock, and upon certain issuances of the Common Stock at or below a specified price relative to the initial exercise price. The Warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, the Registrant receives aggregate gross cash proceeds of not less than $30 million from “qualified equity offerings” announced after December 19, 2008, the number of shares of Common Stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Securities Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Preferred Shares and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of the Treasury Department at any time, the Registrant has agreed to promptly enter into a deposit arrangement pursuant to which the Preferred Shares may be deposited and depositary shares (“Depositary Shares”), each representing a fraction of a Preferred Shares as specified by the Treasury Department, may be issued. The Registrant has agreed to register the Preferred Shares, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Preferred Shares and the Warrant but in no event later than January 18, 2009. Neither the Preferred Shares nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury Department may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the Preferred Shares and December 31, 2009.

The Securities Purchase Agreement subjects the Registrant to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). As a condition to the closing of the transaction, each of Merrill W. Sherman, President and Chief Executive Officer of the Registrant, Linda H. Simmons, Chief Financial Officer of the Registrant, James V. DeRentis, Vice President of the Registrant and Chief Business Officer of Bank Rhode Island, the Registrant’s wholly-owned subsidiary (the “Bank”), Mark J. Meiklejohn, Vice President of the Registrant and Chief Lending Officer of the Bank, and Robert H. Wischnowsky, Vice President of the Registrant and Chief Information Officer of the Bank, collectively the Company’s Senior Executive Officers (as defined in the Purchase Agreement) (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Registrant for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Registrant acquired through the TARP Capital Purchase Program; and (ii) entered into a letter agreement (the “Letter Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, as necessary to comply with Section 111(b) of the EESA.

Section 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Securityholders.

Prior to December 19, 2011, unless the Registrant has redeemed the Preferred Shares or the Treasury Department has transferred the Preferred Shares to a third party, the consent of the Treasury Department will be required prior to (1) declaring or paying any dividend or making any distribution on the Common Stock (other than regular quarterly cash dividends of not more than $0.17 per share of Common Stock) or (2) redeeming, purchasing or acquiring any shares of the Common Stock or other equity or capital securities of the Registrant, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

In addition, under the Certificate of Designations described in Item 5.03, the Registrant’s ability to declare or pay dividends or repurchase Common Stock or other equity or capital securities will be subject to restrictions in the event that the Registrant fails to declare and pay (or set aside for payment) full dividends on the Preferred Shares.

Item 5.02 Compensatory Arrangements of Certain Officer.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03 Amendment to Articles of Incorporation.

On December 16, 2008, the Registrant filed a Certificate of Designations attached as Exhibit A to the Certificate of Vote(s) Authorizing Issuance of a Class or Series of any Class of Shares (the “Certificate of Designations”) with the Secretary of State of the State of Rhode Island whereby, effective December 19, 2008, 30,000 shares of the Registrant’s authorized class of preferred stock were designated “Fixed Rate Cumulative Perpetual Preferred Stock, Series A,” and setting forth the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the Preferred Shares, which are not fixed by the Company’s Articles of Incorporation.

The Certificate of Designations for the Preferred Shares is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit

4.1	Certificate of Designations.

4.2	Warrant.

10.1

Letter Agreement, dated December 19, 2008, between Bancorp Rhode Island, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Preferred Shares and the Warrant.

10.2	Form of Waiver, executed by each of Merrill W. Sherman, Linda H. Simmons, James V. DeRentis, Mark J. Meiklejohn and Robert H. Wischnowscky.

10.3	Form of Letter Agreement, executed by each of Merrill W. Sherman, Linda H. Simmons, James V. DeRentis, Mark J. Meiklejohn and Robert H. Wischnowscky.

99.1	Press Release dated December 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

Date: December 19, 2008	By:	/s/ Linda H. Simmons
______________________________

Linda H. Simmons

Chief Financial Officer